                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints James
R. Riedman and Kenneth E. Wolf, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of Phoenix Footwear Group, Inc., any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8, relating to the Phoenix Footwear Group, Inc. Retirement Savings Partnership Plan, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                         Title                           Date
 /s/  James R. Riedman            Chairman of the Board           July 8, 2004
------------------------------
James R. Riedman

 /s/  Richard E. White            Chief Executive Officer and     July 8, 2004
------------------------------    Director
Richard E. White

 /s/  Greg A. Tunney              President, Chief Operating      July 8, 2004
------------------------------    Officer and Director
Greg A. Tunney

/s/  Kenneth E. Wolf              Chief Financial Officer and     July 8, 2004
------------------------------    Treasurer
Kenneth E. Wolf

/s/  Wilhelm Pfander              Senior Vice President -         July 8, 2004
------------------------------    Sourcing & Development and
Wilhelm Pfander                   Director

/s/  Gregory M. Harden            Director                        July 8, 2004
------------------------------
Gregory M. Harden

/s/  Steven M. DePerrior          Director                        July 8, 2004
------------------------------
Steven M. DePerrior

/s/ John C. Kratzer               Director                        July 8, 2004
------------------------------
John C. Kratzer

/s/  Frederick R. Port            Director                        July 8, 2004
------------------------------
Frederick R. Port

/s/  John M. Robbins              Director                        July 8, 2004
------------------------------
John M. Robbins